MJ HOLDINGS, Inc.

CONFIDENTIAL

Safe Harbor Statement

MJ Holdings, Inc.

Safe Harbor Statements in this presentation may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the Company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about the Company's business, based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in MJ Holdings Inc.'s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to: (i) product demand, market, and customer acceptance of the Company's products, (ii) the Company's ability to obtain financing to expand or continue our operations, (iii) the Company's ability to attract qualified sales representatives, (iv) competition, pricing and development difficulties, (v) the Company's ability to conduct the business of MJ Holdings Inc. and affiliated business' if there are changes in laws, regulations, or government policies related to cannabis, (vi) the Company's ability to conduct operations if disease, insects, or mites affect plants, herbs, and Company products, and (viii) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this presentation. Information on MJ Holding Inc.'s website and in any other Company documents do not constitute a part of this presentation. The information provided in this presentation is not intended to and shall not be construed as an offer to sell or a solicitation of an offer to buy any securities of MJ Holdings Inc. Offers to purchase our securities in a financing transaction, if and when made, will be made solely to a limited number of accredited investors in a private placement exempt from the registration requirements under the Securities Act of 1933, as amended.

MJ HOLDINGS, Inc.

What we do: We provide a full spectrum of infrastructure, construction, cultivation management, production management, distribution consulting and operating services to cultivation and production operators in the regulated cannabis industry.

Market opportunity: With 52 million annual visitors and 2 million residents, Las Vegas is the perfect city in which to build a cannabis business and a hub from which to build and develop brands and business extensions as legalized cannabis spreads to different states and countries. Our multi-faceted approach to the cannabis industry and our diverse portfolio of assets and services makes us uniquely positioned to succeed and develop national and global opportunities and partnerships.



Executive Summary

MJ Holdings Inc. (OTC: MJNE) is a diversified holding company providing services to the regulated cannabis industry. Through our subsidiaries we provide cultivation, production, management services and infrastructure sales and development. Our cultivation operations include management on a 37 acre cultivation co-operative, and a full state of Nevada issued cultivation licensed 17,000 sq. ft. agrotourism destination, in Las Vegas; the Highland Show Grow. We currently manage a State of Nevada issued cannabis production license and expect to provide manufacturing and production facilities and resources to third party manufacturers as part of our production campus, currently under development; where third party brands will be able to develop and market their products through our license, and distribution program. We provide management services for distribution and consulting services for access to state licensed dispensaries. We operate a Nevada licensed general contractor, through which we provide complete turn-key infrastructure and construction services, including greenhouse design, sales and installation.

Management

- Cultivation, production and extraction, and dispensary operations
- Distribution - wholesale and management retail
- Construction and design services
- Licenses acquisitions and consulting
- Sales and marketing services

Real Estate

- Sale leaseback
- Acquisitions
- Development

Overall Market Analysis Marijuana Legalization by State 2017


WA
OR
CA
NV
ID
MT
WY
UT
CO
AZ
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
PA
NY
VT
NH
ME
MA
RI
CT
NJ
DE
MD
DC
AK
HI
Recreational & Medical Marijuana
Medical Marijuana Only
No Recreational or Medical Marijuana

Key Statistics

59.3%

Of the U.S. population now lives in a state where marijuana has been legalized

30 States plus Washington DC have medical marijuana laws...

19 Plus Washington DC have operating dispensaries

8 States plus Washington DC have recreational marijuana laws...

Source: Marijuana Business Daily, U.S. Census Bureau

MJ Holdings Structure Chart

Total turnkey solutions



MJ Holdings
Management



Unique Sales Mgmt
Division for future dispensary licenses and distribution



Red Earth/Highland Show Grow
Licensed Show Grow cultivation tourist destination in Las Vegas proper

MJ HOLDINGS, Inc.



Production Campus Studios
Future Brand Campus for Nevada Production



Condo Highrise Mgmt
Co-op Sales and Management. Outdoor Grow.



Prescott Management LLC
Construction and Greenhouse sales and management

MJ HOLDINGS, Inc.

Highland Show-Grow

The Highland Drive Show-Grow agrotourism destination is located at a 17,400 sq. ft. industrial building, which will be improved into a state-of-the-art cannabis indoor cultivating facility. The property will eventually be expanded to a 24,000 sq. ft. footprint, and the Nevada grow license is already acquired and in place. First phase construction is completed.

Investment Amount:	Approximately $3-4M.
Operating Entities:	100% owned subsidiaries HDGLV (lease) and Red Earth LLC (Cultivation License) HDGLV and Red Earth LLC (Cultivation License)
10 Year Lease on Building:	1 year free rent (19K/mo) Buyout Option on Bldg.
Estimated Gross Revenues:	$6-10M+ annually (stabilized)
Estimated Net Income:	$3-5 annually
Business Valuation (at 5x-10x EBITDA):	$25,000,000-50,000,000




APN: 162-04-404-002
± 0.60acres
± 17,298 SF





Co-Op

Grow Income per 20,000 sq. ft. Greenhouse structure

	YEAR 1	YEAR 2	YEAR 3	TOTAL
Ordinary Income/Expense				
Flowers Income assume $2,000 /lbs	5,000,000	10,000,000	15,000,000	**30,000,000**
Trim Income assume $500 /lbs	1,000,000	2,000,000	3,000,000	**6,000,000**
Profit assume 30% EBITDA	**1,800,000**	**3,600,000**	**5,400,000**	**10,800,000**

*MJ Holdings provides management grow solutions to the participating Co-Ops



DESIGN IS A JOURNEY

With a proposed start date of May 1st, we are estimating that the ground work, irrigation system and the erecting of the structure, will take approximately three weeks.

With access to 76 acre foot of water, there is ample water for the proposed 3 acre grow site.

We have partnered with one of the largest hemp producers in the world to operate Nevada's first outdoor cultivation.

Total capital raise of $1.65 Million

Structure of Raise

- $1.65 Million dollars of common stock
- 5% of Gross Revenue Participation Rights for an 8 Year period.

MJ Holdings, Inc

Outdoor Grow

Proposed Site Plan


OUTDOOR CULTIVATION
OUTDOOR CULTIVATION
PRODUCTION

SITE PLAN



Proposed Site
PLAN

MJ HOLDINGS

Conservative Projected Yields and Revenues

The 3 acre site will produce one annual harvest and will be primarily used to extract into oil

- 1500 cannabis plants per acre x 3 acres = 4500 Total Plants
- 1.5lb per plant
- $1000 per pound
- Total estimated annual sales of $6,750,000
- 5% of Gross Revenue = 337,000 * 8 years $2,690,000.00

GREENHOUSE SALES AND CO-OP MANAGMENT

MJ Holdings has designed and sold 100,000 sq. ft. of a total 180,000 sq. ft. of greenhouses to a cultivation facility, located in Amargosa Valley, Nevada. Also approximately 36,000 sq. ft. being delivered.

MJ Holdings is in the process of establishing the first outdoor grow in Nevada, in Amargosa Valley.




Acres Existing Fully Licensed Facilities


Expanded CO-OP
Greenhouses Planned
Acres Existing Facilities
CO-OP Processor Pods
37 Acres – 74 Acre Feet Water



MJNE receives 10% consulting/advisory fees on all co-op arrangements.

MJ HOLDINGS Inc.

Construction Management

MJ Holdings currently has a JV with a Nevada General Contractor and is soon to own and operate on their own as a licensed general contractor. MJ Holdings stands ready to oversee the complete design and construction of facilities necessary to grow and process high-quality, high yield cannabis.

MJ Holdings has developed efficient cannabis processing systems, which can be incorporated into a buildings infrastructure, which are designed to optimize the production of infused products such as edibles, wax and shatter.

MJ Holdings' experienced and licensed commercial engineers and contractors provide an end-to-end solution, from design through construction, which allows us to control costs for our clients and when building our own facilities.

MJ Holdings currently has approximately $10M in projects ready at various stages of planning and development.







Production Campus

- MJ Holdings, Inc. is forming a JV, with the largest North Las Vegas Greenhouse operator, to finance and run their State of Nevada issued Cannabis Production License, under a co-op business model.

- We are in the process of securing the purchase of a 38,000 sq ft building which will be expanded to 100,000 sq ft, making it, as of today, the largest state of the art facility to make Cannabis products.

- MJ Holdings, Inc is working with a few “Anchor Tenants”, representing significant established Cannabis brands. The balance of the space will house hand-picked companies that develop products and brands which fit a specific niche and which we believe will be successful.

- MJ Holdings takes limited risk and receives a percentage of tenant’s gross revenue, with certain guaranteed minimums in place.

MJ Holdings Management

MJ HOLDINGS, Inc.



Paris Balaouras

FOUNDER

&

President

Paris Balaouras - President: Paris Balaouras will be MJ Holding's President and will be responsible for managing the day to day operations of the corporation as well as overseeing the company's marketing and sales planning. Paris is a cannabis industry expert with 15 years of experience in the Medical Marijuana Segment and over 20 years in the health and wellness industry. As the founding partner of Acers Medial and Acers Cultivation he currently holds five Nevada Medical Marijuana Establishment Certificates in both Las Vegas and Nye County and has also been a marijuana activist and is a member of LEAP (Law Enforcement Against Prohibition), ASA (Americans for Safe Access) and NORML (the National Organization for the Reform of Marijuana Laws).

Mr. Balaouras has been played an instrumental part in the development and expansion of multiple medical marijuana businesses, which includes Acres Medical & Acres Cultivation and after these two entities became operational, Mr. Balaouras took over the reins as the company's Managing Member and through innovative management and marketing he was able to expand these enterprises into one of Nevada's largest commercial cultivation and production facilities. Mr. Balaouras has also been instrumental in developing and expanding other cannabis operations in both Arizona and Colorado. Mr. Balaouras is a graduate of Oaksterdam University, the number one cannabis school in the world. Paris has also been instrumental in the development in creating new knowledge in the field of the managerial processes that are essential to the operation of a cannabis entity.

CONFIDENTIAL

MJ HOLDINGS, Inc.

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